Exhibit 24.1
Power of Attorney
Lear Corporation intends to file with the Securities and Exchange Commission (the “Commission”) post-effective amendments (the “Amendments”) to the following registration statements (collectively, the “Registration Statements”):
•	Form S-8 Registration Statements No. 33-55783 (Lear Seating Corporation 1988 Stock Option Plan, Lear Seating Corporation 1992 Stock Option Plan and Lear Seating Corporation 1994 Stock Option Plan), 33-61739 (Automotive Industries Holding, Inc. 1992 Key Employee Stock Option Plan), 333-03383 (Lear Corporation 1996 Stock Option Plan), 333-06209 (Masland Corporation 1993 Stock Option Incentive Plan and Masland Holdings, Inc. 1991 Stock Purchase and Option Plan), 333-28419 (Lear Corporation Outside Directors Compensation Plan) and 333-59467 (Lear Corporation Executive Supplemental Savings Plan) filed with the Commission on October 5, 1994, August 10, 1995, May 9, 1996, June 18, 1996, June 3, 1997 and July 20, 1998, respectively, registering securities of Lear Corporation to be issued under the aforementioned plans; and

•	Form S-8 Registration Statements No. 333-16413, 333-78623, 333-61670, 333-108881 and 333-138433 filed with the Commission on November 19, 1996, May 17, 1999, May 25, 2001, September 17, 2003 and November 3, 2006, respectively, registering securities of Lear Corporation to be issued under the Lear Corporation Long-Term Stock Incentive Plan;
for the purpose of deregistering securities registered, but not sold, under the Registration Statements.
Each person whose signature appears below constitutes and appoints, as of the date appearing opposite such signature, Matthew J. Simoncini and Terrence B. Larkin and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendments (and any other post-effective amendments to the Registration Statements) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Robert E. Rossiter Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer and President and a Director (Principal Executive Officer)	February 12, 2010

/s/ Matthew J. Simoncini Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2010

/s/ Thomas P. Capo	Director	February 12, 2010

Thomas P. Capo

/s/ Curtis J. Clawson	Director	February 12, 2010

Curtis J. Clawson

/s/ Jonathan F. Foster	Director	February 12, 2010

Jonathan F. Foster

/s/ Conrad L. Mallett, Jr.	Director	February 12, 2010

Conrad L. Mallett, Jr.

/s/ Philip F. Murtaugh	Director	February 20, 2010

Philip F. Murtaugh

/s/ Donald L. Runkle	Director	February 12, 2010

Donald L. Runkle

/s/ Gregory C. Smith	Director	February 15, 2010

Gregory C. Smith

/s/ Henry D.G. Wallace	Director	February 12, 2010

Henry D.G. Wallace